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                                                                    Exhibit 99.1

THE STANLEY WORKS [Logo]
Proxy for Annual Meeting of Shareholders
[month day], 2002
Solicited on behalf of the Board of Directors

         The undersigned shareholder of The Stanley Works appoints Stillman B. Brown, John M. Trani and Eileen S. Kraus, or any of them, proxies, with full power of substitution, to vote all shares of common stock of The Stanley Works held of record in the name of the undersigned at the annual meeting of shareholders to be held at the principal executive offices of The Stanley Works at 1000 Stanley Drive, New Britain, Connecticut 06053 at 9:30 a.m. on [month day], 2002, and any adjournments or postponements thereof, with all powers the shareholder would possess if present. The shareholder hereby revokes any proxies previously given with respect to such meeting.

         THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE, BUT IF NO SPECIFICATION IS MADE, IT WILL BE VOTED TO APPROVE THE PROPOSALS LISTED ON THE REVERSE SIDE, AND IN THE DISCRETION OF THE PROXIES ON OTHER MATTERS AS MAY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

                                      (Please date and sign on the reverse side)

                        FOLD AND DETACH HERE



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[X]     Please mark your
        votes as in this
        example.

         The Board of Directors recommends a vote FOR Items 1, 2 and 3.

--------------------------------------------------------------------------------
                                              FOR ALL    WITHHOLD       FOR ALL
                                              NOMINEES                  EXCEPT
-------------------------------------------- --------- ----------- -------------
Item 1. To Elect five directors:
        (1) Robert G. Britz,                    |_|        |_|           |_|
        (2)  Stillman B. Brown,
        (3)  Emmanuel A. Kampouris,
        (4)  Derek V. Smith,
        (5)  Kathryn D. Wriston,

        Instructions: To withhold authority
        for any individual nominee(s), mark
        the "For All Except" box and note the
        name(s) of the nominee(s) with
        respect to which you withhold
        authority below:


-------------------------------------------- --------- ----------- -------------
                                                FOR      AGAINST      ABSTAIN
-------------------------------------------- --------- ----------- -------------
Item 2.  To approve the Agreement and Plan of
Merger between The Stanley Works, Ltd. and     |_|                     |_|
The Stanley Works, whereby The Stanley Works
will change its place of incorporation from
Connecticut to Bermuda by merging an
indirect, wholly-owned subsidiary of The
Stanley Works, Ltd. to be named Stanley
Mergerco, Inc. (that will be formed prior to
the annual meeting) into The Stanley Works,
which will be the surviving entity and become
a wholly-owned, indirect subsidiary of The
Stanley Works, Ltd., and pursuant to which
each share of The Stanley Works will
automatically convert into the right to
receive a share of The Stanley Works, Ltd.
and all current shareholders of The Stanley
Works will become shareholders of The Stanley
Works, Ltd.
-------------------------------------------- --------- ----------- -------------
                                               FOR       AGAINST     ABSTAIN
-------------------------------------------- --------- ----------- -------------
Item 3.  To approve Ernst & Young LLP as
independent auditors for the year 2002.        |_|        |_|          |_|
-------------------------------------------- --------- ----------- -------------

                                             I plan to attend the meeting.  |_|


                                             CONFIDENTIAL VOTING:
                                             MARK BOX AT RIGHT IF
                                             YOU WISH THIS VOTE TO
                                             REMAIN CONFIDENTIAL            |_|

                                             Please change my address       |_|

                                             Please sign exactly as name appears
                                             hereon. Joint owners should each
                                             sign. When signing as attorney,
                                             executor, administrator, trustee or
                                             guardian, please give full title as
                                             such.

                                  SIGNATURE(S),DATE   (over)

                              FOLD AND DETACH HERE



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 THIS IS YOUR PROXY,
YOUR VOTE IS IMPORTANT

                          VOTE BY TELEPHONE OR INTERNET

                              QUICKoEASYoIMMEDIATE

You may vote your proxy 24 hours a day, 7 days a week, using either a touch-tone telephone or electronically through the Internet. Voting by touch-tone telephone or through the Internet are cost-effective and convenient ways to vote your shares. Your telephone or Internet vote must be received by 12:00 midnight, New York time on [month day], 2002.

Telephone and Internet proxy voting is permitted under the laws of the state in which The Stanley Works is incorporated. Your telephone or Internet vote authorizes the proxies named on the above proxy card to vote your shares in the same manner as if you marked, signed, and returned your proxy card.

VOTE BY PHONE:             CALL 1-877-PRX-VOTE (1-877-779-8683) from the U.S. or
                           Canada (this call is toll free) to vote by telephone anytime up to 12:00 midnight, New York time on [month day], 2002. Enter the control number located on your proxy card and follow the recorded instructions;

                                                     OR

VOTE BY INTERNET:          GO TO THE WEBSITE:  http://www.eproxyvote.com/swk to
                                               -----------------------------
                           vote over the Internet anytime up to 12:00 midnight, New York time on [month day], 2002. Click on the "PROCEED" icon. Enter the control number located on your proxy card and follow the internet instruction;

                                                     OR

VOTE BY MAIL:              Mark, sign and date your proxy card and return it in
                           the postage-paid envelope. If you are voting by telephone or the Internet, please do not mail your proxy card.